Mestek, Inc.

MAY 2, 2006

Presentation to Special Committee Regarding

Fairness Analysis

Houlihan Lokey Howard & Zukin Financial Advisors

Investment Bankers

245 Park Avenue, 20th Floor

New York, New York 10167

212-497-4100

www.hlhz.com

New York Los Angeles Chicago San Francisco Washington D.C. Minneapolis Dallas Atlanta London

Houlihan Lokey Howard & Zukin Financial Advisors

Table of Contents

Tab

Valuation Analysis - HVAC Segment

Valuation Analysis - Formtek Segment

Reverse Split Considerations

Appendix ............................................................................................................................................. 4

Shareholder Ownership

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Executive Summary

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

SCOPE OF ENGAGEMENT

PROPOSED TRANSACTION

. On January 19, 2005 (the “Announcement Date”), Mestek, Inc. (“Mestek” or the “Company”) announced that John E. Reed, the

Chairman and Chief Executive Officer of the Company had proposed to a special committee of independent directors (the “Special

Committee”) that (i) the Company’s 86% equity interest in Omega Flex, Inc. (“Omega Flex”), be spun-off pro rata, to all of the

Company’s public shareholders (the “Spin-Off”) and (ii) following the spin-off, the Company enter into a “going-private” transaction via a reverse-stock split (the “Reverse Split”) of 1 share for each 2,000 issued and outstanding shares of Company common stock (“Existing

Common Stock”).

. The Reverse Split is intended to reduce the number of stockholders of record to less than 300, thereby allowing the Company to terminate its registration under the Securities Act of 1934 (the “Exchange Act”).

. On July 29, 2005, the Company completed the Spin-Off.

. In August 2005, Mr. Reed proposed that holders of less than one share of Existing Common Stock following the Reverse Split (the

“Exiting Shareholders”) would receive $13.00 in cash in lieu of receiving fractional shares of Existing Common Stock. The Special

Committee rejected the August 2005 offer.

. In March 2006, following negotiations between Mr. Reed and the Special Committee, Mr. Reed proposed to increase the consideration to be paid in lieu of fractional shares to $15.24 in cash (the “Consideration”).

. John E. Reed and his son, Stewart B. Reed, and trusts affiliated with them (collectively, the “Affiliated Shareholders”), beneficially own,

in the aggregate, approximately 64% of the issued and outstanding shares of Existing Common Stock and will beneficially own, in the aggregate, approximately 69% of the issued and outstanding common stock of the Company after the Reverse Split (the “New Common

Stock”).

. The Reverse Split, as described above, is referred to herein as the “Transaction.”

. Based on per share consideration of $15.24, the Transaction would approximate $9.6 million.1

1 Assumes 632,125 fractional shares post 2000:1 split multiplied by $15.24.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

SCOPE OF ENGAGEMENT (CONTINUED)

CONTENTS OF THE OPINION

. The Special Committee has considered certain matters relating to the Transaction and has requested that Houlihan

Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) render to it, or, at the Committee’s election, to the entire Board of Directors of the Company, a written opinion (“Opinion”) as to the fairness, from a financial point of view, of the Consideration to be received by the Exiting Shareholders in the Transaction, to shareholders of the

Company (other than the Affiliated Shareholders), including both Exiting Shareholders and those shareholders who will not receive the Consideration in the Transaction.

. The Opinion will not address:

.. the underlying business decision to proceed with or effect the Transaction;

.. the fairness of any portion or aspect of the Transaction not expressly addressed in the Opinion;

.. the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party;

.. whether any security holder should vote in favor of the Transaction;

.. the solvency or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters; or

. the fairness of any aspect of the Transaction (other than the Consideration to be received by Exiting Shareholders)

to any one group of the Company’s security holders vis-à-vis any other group of the Company’s security holders.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

SUMMARY OF DUE DILIGENCE

In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

. reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal years ended December 31, 2005,

2004 and 2003;

. reviewed the Company’s internal budget for the fiscal years ended December 31, 2006 and 2007 and the estimates of sales, gross profit and operating profit for the fiscal years ended December 31, 2008 and 2009 (the “Projections”);

. reviewed Omega Flex’s Information Statement on Form 10 dated April 29, 2005 (regarding the Spin-Off), as filed with the Securities and Exchange Commission on such date;

. met with certain members of the senior management of the Company to discuss the operations, financial condition,

future prospects and projected operations and performance of the Company;

. visited certain facilities and business offices of the Company;

. reviewed the Company’s ownership profile, before and pro forma for the Reverse Split;

. reviewed the historical market prices and trading volume for the Existing Common Stock, before and after the Spin-

Off;

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

SUMMARY OF DUE DILIGENCE (CONTINUED)

.. met with the CEO of The Pink Sheets to discuss market liquidity and trading performance of companies that have deregistered and now trade in that market;

.. reviewed drafts of proposed amendments to the Articles of Incorporation and by-laws of the Company;

.. reviewed the draft proxy statement with respect to the Reverse Split;

.. reviewed other publicly available financial data for the Company and certain companies that we deemed comparable to the Company;

.. reviewed other publicly available financial data for reverse split transactions; and

.. conducted such other studies, analyses and inquiries as we have deemed appropriate.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

LIMITING CONDITIONS

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and Projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information.

In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and

Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations,

business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that the Company is not party to any material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the Transaction).

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party,

nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action,

possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

LIMITING CONDITIONS (CONTINUED)

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise,

reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion with respect to, the value or trading characteristics of the New

Common Stock subsequent to the consummation of the Transaction. We have assumed that after the Transaction, the

New Common Stock will be listed in The Pink Sheets.

This Opinion is furnished for the use and benefit of the Special Committee and the Board of Directors of the Company in

connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express,

prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

In the ordinary course of business, certain of our affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of the Company and any other party that may be involved in the Transaction.

No opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the

Company, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the

Transaction.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

TRANSACTION OVERVIEW

KEY TERMS

. Reverse Stock Split – Each holder of 2,000 shares of Existing Common Stock will automatically become the holder of one post-reverse split share of New Common Stock.

. The New Common Stock will be traded in The Pink Sheets.

. Fractional Shares – No new certificates representing fractional shares of New Common Stock will be issued. Such fractional shares will be redeemed for the Consideration of $15.24 in cash.

. Holders of fewer than 2,000 shares of Existing Common Stock will no longer have any voting or ownership rights in the Company after the Transaction is effectuated.

. Shareholder Vote – Majority of the minority shares (i.e., shares not owned by the Affiliated Shareholders) present and voting.

. Post-Transaction Protections – The Company will continue to have a majority of independent directors and will publish audited annual and quarterly financial statements.

. Liquidity Protections – Subject to negotiation and the covenants contained in the Company’s credit agreement, over the next five years the Company will conduct an annual Dutch Auction tender offer for up to $2.5 million of New

Common Stock.

. Claw-Back – For a period of one year after the Transaction, in the event the Company sells any subsidiary, division or material asset, the proceeds in excess of amounts previously distributed will be distributed to holders of Existing

Common Stock pro rata to their pre-Transaction ownership (the “Claw-Back”).

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

OBSERVATIONS

. The Transaction and the Spin-Off were announced fourteen months ago. From the Announcement Date until the completion of the Spin-Off, the Existing Common Stock traded between $19.13 and $26.60 (which approximates a range of $10.19 to $14.171 for the Existing Common Stock adjusted for the Spin-Off).

. The Existing Common Stock has traded for 175 days since the completion of the Spin Off within a range of $11.39 to

$14.04.

. For the 20 trading days prior to February 24, 2006, the average price per share for the Existing Common Stock was

$13.25.

CLOSING PRICE 10-DAY/30-DAY/60-DAY AVERAGE

$15.00

14.00

13.00

12.00

11.00

10.00

30-day Price Close 10-day 60-day

1 Adjusted for Spin-Off of Omega Flex, per Factset.

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

OBSERVATIONS (CONTINUED)

.. The proposed offer price of $15.24 represents a 16.8%, 19.4% and 21.1% premium to the 60-day average, 30-day average and spot stock price, respectively. These premiums are within the range of premiums observed in recent reverse stock split “going-private” transactions.

Footnote:

(1) Low does not include negative premiums.

Reverse Split Premium Analysis

17.1% 17.5% 16.8%

0.0%

20.0%

40.0%

60.0%

1-Day Median 5-Day Median 30-Day Median

21.1% Premium to Spot ($12.58)

19.4% Premium to 30-day Average ($12.76)

16.8% Premium to 60-day Average ($13.04)

42.9%

46.7%

47.3% HIGH

MEDIAN

Houlihan Lokey Howard & Zukin Financial Advisors

Executive Summary

OBSERVATIONS (CONTINUED)

CONCLUSIONS

.. The Consideration to be received by the Exiting Shareholders in the Transaction, is fair, from a financial point of view,

. An affirmative vote by a majority of the shares present and voting and not owned by the Affiliated Shareholders will be required to approve the transaction. The Affiliated Shareholders own 64% of the shares and will vote in favor of the

Transaction.

. The Transaction will have certain protective measures, such as:

. The Company will continue to have a majority of independent directors and will publish audited annual and quarterly financial statements.

. Subject to negotiation and the covenants contained in the Company’s credit agreement, over the next five years, the

Company will conduct an annual Dutch Auction tender offer for up to $2.5 million of New Common Stock.

. For a period of one year after the Transaction, in the event the Company sells any subsidiary, division or material asset, the proceeds in excess of amounts previously distributed will be distributed to holders of Existing Common

Stock pro rata to their pre-Transaction ownership pursuant to the Clawback.

to shareholders of the Company (other than the Affiliated Shareholders), including both Exiting Shareholders and those shareholders who will not receive the Consideration in the Transaction.

Trading Analysis

Houlihan Lokey Howard & Zukin Financial Advisors

Trading Analysis

MESTEK’S HISTORICAL ENTERPRISE VALUE1

Mestek’s Enterprise Value

$0

$50

$100

$150

$200

$250

$300

$350

$400

12/31/04 03/16/05 05/31/05 08/15/05 10/30/05 01/14/06 03/31/06

($ in millions)

MCC MCC Post-Spin Off OFLX Combined

8/1/05 -

Omega Flex begins

trading

1/19/05 -

Transaction

Announcement Date

1 Trading data obtained from Factset

Houlihan Lokey Howard & Zukin Financial Advisors

Trading Analysis

MESTEK’S HISTORICAL PRICE1

$0

$5

$10

$15

$20

$25

$30

$35

$40

12/31/04 03/16/05 05/31/05 08/15/05 10/30/05 01/14/06 03/31/06

0

20

40

60

80

100

120

Volume (in thousands)

Volume MCC OFLX Combined

1/19/05

Transaction

Announcement Date

8/1/05 -

Omega Flex begins

trading

Mestek Post Spin-off

1 Trading data obtained from Factset

Houlihan Lokey Howard & Zukin Financial Advisors

Trading Analysis

TRADING VALUATION

Trading Valuation

Mestek, Inc.

Trading Valuation

(Amounts in thousands, except per share value)

Spot 5-Day Average 30-Day Average 60-Day Average 90-Day Average 1 Year Average

Price $12.58 $12.43 $12.76 $13.04 $12.90 $12.82

Total Number of Shares 8,732 8,732 8,732 8,732 8,732 8,732

Total Value of Equity $109,850 $108,523 $111,461 $113,900 $112,685 $111,944

Add: Debt 33,489 33,489 33,489 33,489 33,489 33,489

Add: Nonoperating Liabilities 20,907 20,907 20,907 20,907 20,907 20,907

Add: Minority Interest 811 811 811 811 811 811

Less: Nonoperating Assets 3,163 3,163 3,163 3,163 3,163 3,163

Less: Cash 2,199 2,199 2,199 2,199 2,199 2,199

Enterprise Value From Operations $159,695 $158,367 $161,306 $163,744 $162,529 $161,789

Average Volume 10,300 5,243 6,768 4,527 4,098 5,364

Low $158,000

High $164,000

LTM Financials as of December 31, 2005

Revenue $376,851

Adjusted EBITDA $19,943

Adjusted EBIT $13,659

Implied EV Multiples

Revenue 0.42 x 0.42 x 0.43 x 0.43 x 0.43 x 0.43 x

Adjusted EBITDA 8.0 x 7.9 x 8.1 x 8.2 x 8.1 x 8.1 x

Adjusted EBIT 11.7 x 11.6 x 11.8 x 12.0 x 11.9 x 11.8 x

Range

Low High

Revenue 0.42 x 0.43 x

Adjusted EBITDA 7.9 x 8.2 x

Adjusted EBIT 11.6 x 12.0 x

Note: Spot price as of March 31, 2006.

Houlihan Lokey Howard & Zukin Financial Advisors

Trading Analysis

REVERSE SPLIT PREMIUM ANALYSIS

Reverse Split Premium Analysis

60.0%

40.0%

20.0%

0.0%

1-Day Median 5-Day Median 30-Day Median

21.1% Premium to Spot ($12.58)

19.4% Premium to 30-day Average ($12.76)

16.8% Premium to 60-day Average ($13.04)

42.9%

46.7%

47.3% HIGH

17.1% 17.5% 16.8% MEDIAN

Footnote:

(1) Low does not include negative premiums.

Valuation Overview

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Overview

METHODOLOGIES EMPLOYED

Houlihan Lokey’s analysis included (i) a review of the post Spin-Off trading prices and volume for the Company’s publicly traded securities as well as (ii) an independent analysis of the fair market value of the Company using three widely accepted methodologies. The methodologies employed were:

1. Market Multiple Methodology

2. Comparable Transaction Methodology

3. Discounted Cash Flow Methodology

MARKET MULTIPLE METHODOLOGY

The first approach, the Market Multiple methodology, involved the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies and industry transactions, selected on the basis of operational and economic similarity with the principal business operations of the Company. Earnings and cash flow multiples were calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between the Company’s segments and the public companies formed the basis for the selection of appropriate risk adjusted multiples for the Company. The risk analysis incorporates both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which the

Company’s segments and the other comparative companies are engaged.

COMPARABLE TRANSACTION METHODOLOGY

The comparable transaction methodology, also involved multiples of earnings and cash flow. Multiples used in this approach were determined through an analysis of transactions involving controlling interests in companies with operations similar to the Company’s principal business operations.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Overview

METHODOLOGIES EMPLOYED (CONTINUED)

DISCOUNTED CASH FLOW METHODOLOGY

In the Discounted Cash Flow methodology, pro forma (post Spin-Off) projections prepared by the management of the

Company were utilized. The cash flows projected were analyzed on a “debt-free” basis (before cash payments to equity and interest bearing debt investors) in order to develop a value indication for the Company. A provision, based on these projections, for the value of the Company at the end of the forecast period, or terminal value, was also made. The present value of the cash flows and the terminal value were determined using a risk-adjusted rate of return or “discount rate.” The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the Company’s operating segments.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Overview

SUMMARY VALUATION CONCLUSION FOR MESTEK

Valuation Summary – Mestek

Mestek Valuation

Low High

HVAC Segment Enterprise Value $140,000 --$160,000

Formtek Segment Enterprise Value $27,150 --$31,500

Total Enterprise Value from Operations $167,150 --$191,500

Add: Cash as of 12/31/05 $2,199 --$2,199

Add: Non-Operating Asset (1) $1,589 --$1,589

Add: NOL Value $1,574 --$1,574

Less: Nonoperating Liabilities as of 12/31/05 (2) $20,907 --$20,907

Total Enterprise Value $151,605 --$175,955

Less: Total Debt as of 12/31/05 (3) $33,489 --$33,489

Less: Minority Interest as of 12/31/05 (4) $811 --$811

Total Equity Value $117,305 --$141,655

Number of Shares Outstanding 8,732.125

Price Per Share $13.43 --$16.22

Offer Price $15.24

Trading Value: 60-day Average 30-Day Average Spot

Current Trading Market Value of Equity $113,900 $111,461 $109,850

Price Per Share $13.04 $12.76 $12.58

Offer Price/Trading Price 116.8% 119.4% 121.1%

Implied HLHZ Valuation Multiples (EV/EBITDA) Low High

LTM 8.4x --9.6x

NFY 5.8x --6.7x

NFY + 1 5.2x --5.9x

Trading Multiples (EV/EBITDA) 60-day Average 30-day Average Spot

LTM 8.2x 8.1x 8.0x

NFY 5.7x 5.6x 5.6x

NFY + 1 5.1x 5.0x 4.9x

1 Represents property held for sale relating to Engel building ($550,000) and Lisle Il. facility ($1,039,000).

2 Nonoperating liabilities include $19.307 million in environmental reserves backed by a 40 year letter of credit and $1.6 million in pension obligations.

3 Debt balance consists of $22.777 in Notes Payable and $10.713 in Long Term Debt.

4 Relates to small portion of Boyertown Foundry Co that is not owned by Mestek.

Valuation Overview

Valuation Analysis - HVAC Segment

Valuation Analysis - Formtek Segment

Reverse Split Considerations

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

VALUATION SUMMARY – HVAC SEGMENT

Enterprise Value Summary – HVAC Segment

(figures in thousands, except per share values)

Enterprise Value Indication from Operations

Market Approach Low High

Market Multiple Methodology $153,600 --$165,900

Comparable Transaction Methodology $154,900 --$165,300

Income Approach

Discounted Cash Flow Methodology $130,300 --$151,400

Enterprise Value from Operations $140,000 --$160,000

Implied HLHZ Valuation Multiples (EV/EBITDA)

LTM 6.8x --7.7x

NFY 5.8x --6.6x

NFY + 1 5.4x --6.2x

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

REPRESENTATIVE LEVELS – HVAC SEGMENT

Representative Levels – HVAC Segment

(figures in thousands)

Fiscal Year Ended December 31,

2002 2003 2004 2005 2006E 2007E 2008E (2) 2009E (2)

Reported Revenue $272,622 $262,205 $260,595 $279,721 $288,535 $279,548 $282,498 $285,481

Revenue Growth % -3.8% -0.6% 7.3% 3.2% -3.1% 1.1% 1.1%

Operating Profit Before Bonus Allocation $16,009 $7,163 $6,025 $18,220 $21,105 $25,119 $24,202 $24,460

Margin % 5.9% 2.7% 2.3% 6.5% 7.3% 9.0% 8.6% 8.6%

Growth -55.3% -15.9% 202.4% 15.8% 19.0% -3.6% 1.1%

Add: Depreciation and Amortization $6,369 $6,003 $5,173 $4,675 $4,781 $4,595 $4,643 $4,692

EBITDA $22,378 $13,166 $11,198 $22,895 $25,886 $29,714 $28,845 $29,152

Less: Allocated Bonuses $3,757 $3,196 $4,395 $4,302 $4,295

Add: Adjustments (1) $0 $5,239 $1,789 $1,521 $1,500 $500 $0 $0

Adjusted EBITDA $22,378 $18,405 $12,987 $20,659 $24,190 $25,819 $24,543 $24,857

EBITDA Margin % 8.2% 7.0% 5.0% 7.4% 8.4% 9.2% 8.7% 8.7%

EBITDA Growth -17.8% -29.4% 59.1% 17.1% 6.7% -4.9% 1.3%

Less: Depreciation and Amortization $6,369 $6,003 $5,173 $4,675 $4,781 $4,595 $4,643 $4,692

Adjusted EBIT $16,009 $12,402 $7,814 $15,984 $19,409 $21,224 $19,900 $20,164

EBIT Margin % 5.9% 4.7% 3.0% 5.7% 6.7% 7.6% 7.0% 7.1%

Footnotes:

(1) EBIT and EBITDA are adjusted for the following:

Plant Shutdown / Restructuring Costs $5,239 $1,789 $1,143 $1,500 $500 $0 $0

Professional Fees Relating to Spin-Off and Going Private Transactions $0 $0 $618 $0 $0 $0 $0

Reallocation of Overhead Previously Allocated to Omega ($240)

Total Adjustments $0 $5,239 $1,789 $1,521 $1,500 $500 $0 $0

(2) Projections for D&A and Bonus Allocation for 2008 and 2009 were not provided by Management. D&A was assumed to be the same % of revenue as in 2007 (1.6%).

Total Mestek bonus allocated was assumed to be the same % of total revenue as in 2007 (1.4%). Bonus was allocated between HVAC and Formtek proportional to its respective EBIT contribution.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

MARKET MULTIPLE APPROACH – HVAC SEGMENT

Market Multiple Approach – HVAC Segment

(figures in thousands)

Representative Selected Indicated

Level Multiple Range Enterprise Value Range

2005

EBITDA $20,659 7.0 x --7.5 x $144,611 --$154,940

NFY

EBITDA $24,190 6.5 x --7.0 x $157,234 --$169,329

NFY + 1

EBITDA $25,819 6.0 x --6.5 x $154,912 --$167,821

Median $154,912 --$167,821

Mean $152,252 --$164,030

Selected Enterprise Value Range $153,600 --$165,900

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

VALUATION MULTIPLES – HVAC SEGMENT

EV / EBITDA

(figures in thousands)

EV / EBITDA

EV FYE LTM NFY NFY + 1

Aaon Inc $302,509 11.5x 11.5x 8.7x NA

Lennox International Inc 2,175,160 7.4x 7.4x 7.7x NA

American Standard 10,329,907 8.5x 8.5x 8.2x 7.8x

United Technologies 66,986,011 10.4x 10.4x 9.6x 8.9x

Low 7.4x 7.4x 7.7x 7.8x

High 10.4x 11.5x 9.6x 8.9x

Median 8.5x 9.5x 8.5x 8.4x

Mean 8.8x 9.5x 8.6x 8.4x

Implied Multiples - HVAC Segment (1) 7.7x 7.7x 6.6x 6.2x

1 Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

VALUATION MULTIPLES – HVAC SEGMENT (CONTINUED)

EV / Revenue

(figures in thousands) EV / Revenue

EV FYE LTM NFY NFY + 1

Aaon Inc $302,509 1.76x 1.63x 1.37x NA

Lennox International Inc 2,175,160 0.65x 0.65x 0.63x NA

American Standard 10,329,907 1.01x 1.01x 0.95x 0.91x

United Technologies 66,986,011 1.57x 1.57x 1.46x 1.39x

Low 0.65x 0.65x 0.63x 0.91x

High 1.76x 1.63x 1.46x 1.39x

Median 1.29x 1.29x 1.16x 1.15x

Mean 1.25x 1.21x 1.10x 1.15x

Implied Multiples - HVAC Segment (1) 0.57x 0.57x 0.55x 0.57x

1 Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

RISK RANKINGS – HVAC SEGMENT

Risk Rankings – HVAC Segment

United Technologies 14.1%

Lennox International Inc 12.9%

American Standard 7.9%

Aaon Inc

HVAC Segment

7.7%

7.3%

United Technologies

Historical Growth

(2-Year Revenue)

Aaon Inc

17.3%

11.5%

9.8%

American Standard

HVAC Segment

Lennox International Inc

9.5%

3.3%

Aaon Inc

HVAC Segment

Projected Growth

(1-Year EBITDA)

United Technologies

32.6%

17.1%

8.1%

Lennox International Inc

American Standard

Internal Investment

-3.5%

3.3%

United Technologies $42,725,000

American Standard $10,264,400

Lennox International Inc

HVAC Segment

$3,366,200

$279,721

Aaon Inc $185,195

United Technologies $66,986,011

American Standard $10,329,907

Lennox International Inc $2,175,160

Aaon Inc $302,509

Size

(Revenue, thousands)

Historical Growth

(2-Year EBITDA - 2003 - 2005)

United Technologies 20.3%

Lennox International Inc 19.5%

American Standard 14.2%

Aaon Inc 11.1%

HVAC Segment 5.9%

Profitability

(EBITDA to Revenue)

United Technologies 15.1%

Aaon Inc 14.2%

American Standard 11.8%

Lennox International Inc 8.7%

HVAC Segment 7.4%

Size

(Enterprise Value, thousands)

Historical Growth

(1-Year EBITDA - 2004-2005)

HVAC Segment 59.1%

Aaon Inc 54.0%

Lennox International Inc 37.2%

American Standard 13.8%

United Technologies 8.8%

Relative Depreciation

(Depreciation to EBITDA)

HVAC Segment 22.6%

American Standard 22.1%

Aaon Inc 21.8%

United Technologies 15.3%

Lennox International Inc 12.9%

(Capital Expenditures to Revenue)

Aaon Inc 9.2%

American Standard 2.9%

United Technologies 2.2%

Lennox International Inc 1.9%

HVAC Segment 1.5%

Historical Growth

(1-Year Revenue - 2004-2005)

Projected EBITDA Margin

NFY EBITDA Margin

Aaon Inc 15.8%

United Technologies 15.2%

American Standard 11.5%

HVAC Segment 8.4%

Lennox International Inc 8.2%

Liquidity

(Current Ratio)

Aaon Inc 1.8

Lennox International Inc 1.6

American Standard 1.4

United Technologies 1.1

Projected Growth

(1-Year Revenue)

Aaon Inc 28.4%

United Technologies 7.1%

American Standard 5.8%

HVAC Segment 3.2%

Lennox International Inc 2.5%

Profitability

(EBIT to Revenue)

United Technologies 12.8%

Aaon Inc 9.6%

American Standard 9.2%

Lennox International Inc 7.6%

HVAC Segment 5.7%

Leverage

(Debt to EV)

American Standard 16.4%

United Technologies 12.3%

Lennox International Inc 5.5%

Aaon Inc 0.1%

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

TRANSACTIONS MULTIPLES APPROACH

Transaction Multiples Approach

(figures in thousands)

Representative Selected Indicated

Level Multiple Range Enterprise Value Range

2005

EBITDA $20,659 7.5 x --8.0 x $154,940 --$165,269

Selected Enterprise Value Range $154,900 --$165,300

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

TRANSACTIONS MULTIPLES APPROACH (CONTINUED)

Summary of Comparable Transactions

(figures in millions)

LTM Enterprise Value Multiples EBITDA Control

Announced Effective Target Target Industry Segment Acquiror EV Revenue EBITDA EBIT Margin Premium

HVAC Transactions

8/1/05 8/31/05 Airxcel Inc. Manufactures HVAC equipment Bruckmann, Rosser, Sherrill and Co. $234.4 1.24 x 11.0 x 12.8 x 11.3% NA

8/24/05 12/9/05 York International Corp. (1) Air condition and refrigeration products Johnson Controls, Inc. $3,054.1 0.65 x 10.1 x 19.6 x 6.5% 38.3%

10/25/05 10/25/05 Melcor Corporation (Fedders) Manufactures air treatment products The Laird Group, PLC $17.4 1.29 x NANA NA NA

11/19/04 12/23/04 Goodman Global Holdings Air conditioning and heating equipment Apollo Management $1,447.7 1.10 x 8.9 x 10.0 x 12.4% NA

7/15/04 10/31/04 Nortek Holdings, Inc Manufactures HVAC equipment Thomas Lee / Management 1,750.0 1.08 x 8.6 x 10.4 x 12.6% NA

1/28/04 3/15/04 Baxi Group Ltd. Manufactures heating products BC Partners Ltd. 1,258.8 1.01 x NANA NA NA

4/7/03 6/16/03 Buderus AG Manufactures heating equipment Robert Bosch 2,373.3 1.28 x 11.5 x 15.7 x 11.1% 31.1%

4/13/02 1/9/03 Nortek, Inc. Manufactures HVAC equipment Kelso & Co. 1,404.1 0.76 x 6.5 x 8.9 x 11.7% 11.5%

Low $17.4 0.65 x 6.5 x 8.9 x 6.5% 11.5%

High $3,054.1 1.29 x 11.5 x 19.6 x 12.6% 38.3%

Median $1,425.9 1.09 x 9.5 x 11.6 x 11.5% 31.1%

Mean $1,442.5 1.05 x 9.4 x 12.9 x 10.9% 27.0%

(1) Multiples based on 2005 consensus estimates.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

DISCOUNTED CASH FLOW – HVAC SEGMENT

Discounted Cash Flow – HVAC Segment

Range of Selected Enterprise Values

Footnote:

(1) Represents 9-month stub period.

Sensitivity Analysis: Enterprise Value

Terminal Multiple

$130,300 --$151,400

(figures in thousands)

EBIT

Less: Taxes

Debt-Free Earnings

Less: Capital Expenditures (2)

Less: Working Capital Requirements (3)

Add: Depreciation and Amortization (4)

Total Net Investment

Net Debt-Free Cash Flows:

Discount Period

Discount Factor @ 11.0%

Present Value of Net Debt-Free Cash Flows:

Projected Fiscal Year Ending December 31,

2006 (1) 2007 2008 2009

$14,557 $21,224 $19,900 $20,164

5,823 8,490 7,960 8,066

$8,734 $12,734 $11,940 $12,099

(6,107) (4,274) (4,251) (4,226)

(1,554) (1,332) (1,346) (1,360)

3,586 4,595 4,643 4,692

($4,075) ($1,011) ($954) ($895)

$4,659 $11,724 $10,986 $11,204

0.38 1.25 2.25 3.25

0.96 0.88 0.79 0.71

$4,480 $10,290 $8,687 $7,981

DCF Assumptions

Discount Rate 11.0%

Tax Rate 40.0%

Terminal Value Assumptions

Terminal EBITDA (2009)

Terminal Multiple

Terminal Value

Discount Period

Discount Factor @ 11.0%

PV of Terminal Value

$24,857

6.5x

$161,568

3.75

0.68

$109,243

5.5x 6.0x 6.5x 7.0x 7.5x

10.0% $127,614 $136,307 $145,001 $153,694 $162,388

10.5% $125,725 $134,272 $142,818 $151,365 $159,912

11.0% $123,874 $132,277 $140,681 $149,084 $157,487

11.5% $122,061 $130,324 $138,587 $146,849 $155,112

12.0% $120,284 $128,410 $136,535 $144,660 $152,786

Discount Rate

(2) Overall Mestek Capex projections for years 2006 to 2009 were provided by Management. Allocation to HVAC and Formtek in years 2007 to 2009 was based on % of sales.

(3) Projected Change in working capital figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (-0.5%).

(4) Projected D&A figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (1.6%).

Distribution of Value

Period Cash Flow 22.3%

Terminal Cash Flow 77.7%

Total 100.0%

Implied Analyses

LTM EBITDA Multiple 6.8x

NFY EBITDA Multiple 5.8x

Implied Gordon Growth Rate 3.8%

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

WEIGHTED AVERAGE COST OF CAPITAL

Weighted Average Cost of Capital – HVAC and Formtek Segments

(figures in thousands)

Market Debt to Preferred to Equity to

Preferred Value of Total Debt to Total Total Total

Debt Stock Equity Capitalization Equity Capitalization Capitalization Capitalization

Aaon Inc $167 $0 $306,222 $306,389 0.1% 0.1% 0.0% 99.9%

Lennox International Inc $119,300 $0 $2,542,200 $2,661,500 4.7% 4.5% 0.0% 95.5%

American Standard $1,696,200 $0 $9,148,634 $10,844,834 18.5% 15.6% 0.0% 84.4%

United Technologies $8,240,000 $0 $66,707,055 $74,947,055 12.4% 11.0% 0.0% 89.0%

Hardinge Inc $62,594 $0 $160,452 $223,046 39.0% 28.1% 0.0% 71.9%

Kennametal Inc $410,045 $0 $2,385,597 $2,795,642 17.2% 14.7% 0.0% 85.3%

Feintool Int’l Holding AG $120,622 $0 $116,851 $237,473 103.2% 50.8% 0.0% 49.2%

Voest Alpine AG $1,916,141 $0 $4,472,012 $6,388,153 42.8% 30.0% 0.0% 70.0%

Median 0.88 0.81 1.13 0.96 12.7% 6.6% 0.0% 11.4%

Mean 0.99 0.85 1.18 1.00 13.5% 6.2% 0.0% 11.4%

Mestek 0.28 0.24 1.41 0.23 6.3% 6.34% 13.0% 5.6% 0.0% 11.0%

Footnotes:

Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1-Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value)

+ (Cost of Preferred * Preferred to Enterprise Value).

Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium.

Risk-free rate as of 3/31/06.

(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2005 Yearbook, pp. 138, 140, and 175.

Median $265,334 $0 $2,463,898 $2,728,571 17.9% 15.2% 0.0% 84.8%

Mean $1,570,634 $0 $10,729,878 $12,300,512 29.7% 19.3% 0.0% 80.7%

Mestek $33,489 $0 $127,576 $161,066 26.3% 20.8% 0.0% 79.2%

Decile Adjusted Equity Size

Levered Unlevered Based Unlevered Risk Risk Cost of Cost of Cost of

Beta Beta Beta Beta Premium (1) Premium (1) Equity Debt Preferred WACC

Aaon Inc 0.89 0.89 1.34 0.89 6.3% 2.90% 13.4% 3.7% 0.0% 13.4%

Lennox International Inc 0.85 0.83 1.13 0.98 6.3% 1.11% 11.4% 6.6% 0.0% 11.0%

American Standard 1.57 1.41 1.04 1.82 6.3% 0.50% 15.3% 7.6% 0.0% 13.6%

United Technologies 0.85 0.79 0.91 1.17 6.3% -0.34% 9.9% 3.3% 0.0% 9.0%

Hardinge Inc 0.74 0.60 1.41 0.57 6.3% 6.34% 15.9% 4.5% 0.0% 12.2%

Kennametal Inc 0.87 0.79 1.13 0.94 6.3% 1.11% 11.5% 6.5% 0.0% 10.4%

Feintool Int’l Holding AG 1.12 0.69 1.41 0.66 6.3% 6.34% 18.3% 8.7% 0.0% 11.7%

Voest Alpine AG 1.03 0.82 1.10 1.00 6.3% 0.67% 12.1% 8.7% 0.0% 10.0%

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - HVAC Segment

WEIGHTED AVERAGE COST OF CAPITAL (CONTINUED)

Weighted Average Cost of Capital – HVAC and Formtek Segments

Market Assumptions

20-Year Treasury Bond Yield 4.9%

Equity Risk Premium (1) 6.30%

Size Risk Premium (1) 2.90%

Company Specific Risk Premium 0.00%

Tax Rate 40.0%

Concluded Weighted Average Cost of Capital

Footnotes:

Beta Assumptions

Company Specific Decile Beta 1.34

Selected Adjusted Unlevered Beta 0.96

Levered Beta 1.06

Capital Structure Assumptions

Preferred to Enterprise Value 0.0%

Debt to Enterprise Value 15.2%

Equity to Enterprise Value 84.8%

Cost of Debt 6.0%

Cost of Preferred 0.0%

Cost of Equity 14.5%

12.8%

Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1-Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value)

+ (Cost of Preferred * Preferred to Enterprise Value).

Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium + Company Specific Risk Premium.

Company Specific Risk Premium is used to adjust for issues such as key man risk, supplier or key customer risk, etc.

Risk-free rate as of 3/31/06.

(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2005 Yearbook, pp. 138, 140, and 175.

Valuation Overview

Valuation Analysis - HVAC Segment

Valuation Analysis - Formtek Segment

Reverse Split Considerations

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

VALUATION SUMMARY – FORMTEK SEGMENT

Enterprise Value Summary – Formtek Segment

(figures in thousands, except per share values)

Enterprise Value Indication from Operations

Market Approach Low High

Market Multiple Methodology $28,600 --$31,300

Income Approach

Discounted Cash Flow Methodology $25,700 --$31,700

Results Summary

Enterprise Value from Operations $27,150 --$31,500

Implied HLHZ Valuation Multiples (EV/EBITDA)

LTM NMF --NMF

NFY 6.0x --7.0x

NFY + 1 4.2x --4.9x

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

REPRESENTATIVE LEVELS – FORMTEK SEGMENT

Representative Levels - Formtek

(figures in thousands)

Fiscal Year Ended December 31,

2002 2003 2004 2005 2006E 2007E 2008E (2) 2009E (2)

Reported Revenue $65,855 $66,905 $96,033 $97,129 $97,781 $112,938 $116,200 $119,800

Revenue Growth % 1.6% 43.5% 1.1% 0.7% 15.5% 2.9% 3.1%

Operating Profit Before Bonus Allocation (20,538) (73,925) 9,556 (5,410) 3,051 5,850 7,200 7,850

Margin % -31.2% -110.5% 10.0% -5.6% 3.1% 5.2% 6.2% 6.6%

Growth NMF NMF NMF NMF 91.7% 23.1% 9.0%

Add: Depreciation and Amortization 1,880 1,670 1,940 1,609 1,757 1,483 1,526 1,573

EBITDA (18,658) (72,255) 11,496 (3,801) 4,808 7,333 8,726 9,423

Less: Bonus Allocation 804 1,105 1,280 1,379

Add: Adjustments (1) $18,046 $69,603 ($8,710) $3,085 $500 $250 $0 $0

Adjusted EBITDA ($612) ($2,652) $2,786 ($716) $4,504 $6,478 $7,446 $8,045

EBITDA Margin % -0.9% -4.0% 2.9% -0.7% 4.6% 5.7% 6.4% 6.7%

EBITDA Growth NMF NMF NMF NMF 43.8% 14.9% 8.0%

Less: Depreciation and Amortization $1,880 $1,670 $1,940 $1,609 $1,757 $1,483 $1,526 $1,573

Adjusted EBIT ($2,492) ($4,322) $846 ($2,325) $2,747 $4,995 $5,920 $6,471

EBIT Margin % -3.8% -6.5% 0.9% -2.4% 2.8% 4.4% 5.1% 5.4%

EBIT Growth NMF NMF NMF NMF 81.8% 18.5% 9.3%

Footnotes:

(1) EBIT and EBITDA are adjusted for the following:

Environmental Litigation Income $18,046 $53,665 ($17,738)

Bankruptcy Fees $0 $5,963 $9,028

Plant Shutdown Expenses 3,169 500 250

Professional Fees Relating to Spin-Off and Going Private Transactions

Impairment Charges $0 $9,975

Reallocation of Overhead Previously Allocated to Omega (84)

(2) Projections for D&A and Bonus Allocation for 2008 and 2009 were not provided by Management. D&A was assumed to be the same % of revenue as in 2007 (1.3%).

Total Mestek bonus allocated was assumed to be the same % of total revenue as in 2007 (1.4%). Bonus was allocated between HVAC and Formtek proportional to its respective EBIT contribution.

Total Adjustments $18,046 $69,603 ($8,710) $3,085 $500 $250 $0 $0

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

MARKET MULTIPLE APPROACH – FORMTEK SEGMENT

Market Multiple Approach – Formtek Segment

(figures in thousands)

Representative Selected Indicated

Level Multiple Range Enterprise Value Range

2005

EBITDA ($716) NMF --NMF NMF --NMF

NFY

EBITDA $4,504 5.5 x --6.0 x $24,772 --$27,024

NFY + 1

EBITDA $6,478 5.0 x --5.5 x $32,390 --$35,629

Median $28,581 --$31,327

Mean $28,581 --$31,327

Selected Enterprise Value Range $28,600 --$31,300

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

VALUATION MULTIPLES – FORMTEK SEGMENT

EV / EBITDA

(figures in thousands)

EV / EBITDA

EV FYE LTM NFY NFY + 1

Hardinge Inc $203,988 8.5x 8.5x NA NA

Kennametal Inc 2,857,123 9.8x 9.1x 9.0x 7.9x

Feintool Intl. Holdings 260,951 7.3x 7.3x 8.7x 8.3x

Voest Alpine 6,954,435 6.1x 5.0x 5.3x 5.3x

Low 6.1x 5.0x 5.3x 5.3x

High 9.8x 9.1x 9.0x 8.3x

Median 7.9x 7.9x 8.7x 7.9x

Mean 7.9x 7.5x 7.7x 7.1x

Implied Multiples - Formtek Segment (1) NMF NMF 6.6x 4.6x

1 Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

VALUATION MULTIPLES - FORMTEK SEGMENT (CONTINUED)

EV / Revenue

(figures in thousands)

EV / Revenue

EV FYE LTM NFY NFY + 1

Hardinge Inc $203,988 0.70x 0.70x NA NA

Kennametal Inc 2,857,123 1.24x 1.21x 1.18x 1.12x

Feintool Intl. Holdings 260,951 0.70x 0.70x 0.87x 0.84x

Voest Alpine 6,954,435 1.24x 0.91x 0.88x 0.86x

Low 0.70x 0.70x 0.87x 0.84x

High 1.24x 1.21x 1.18x 1.12x

Median 0.97x 0.81x 0.88x 0.86x

Mean 0.97x 0.88x 0.98x 0.94x

Implied Multiples - Formtek Segment (1) 0.31x 0.31x 0.31x 0.27x

1 Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

RISK RANKINGS – FORMTEK SEGMENT

Risk Rankings – Formtek Segment

Size

(Revenue, thousands)

Voest Alpine AG $7,644,963

Kennametal Inc $2,370,989

Feintool Int’l Holding AG $372,784

Hardinge Inc $289,925

Mestek - Formtek Segment $97,129

Historical Growth

(1-Year EBITDA)

Kennametal Inc 41.9%

Feintool Int’l Holding AG 21.3%

Hardinge Inc 11.2%

Voest Alpine AG NMF

Mestek - Formtek Segment NMF

Profitability

(EBITDA to Revenue)

Voest Alpine AG 18.2%

Kennametal Inc 13.3%

Feintool Int’l Holding AG 9.6%

Hardinge Inc 8.2%

Mestek - Formtek Segment NMF

Size

(Enterprise Value, thousands)

Voest Alpine AG $6,954,435

Kennametal Inc $2,857,123

Feintool Int’l Holding AG $260,951

Hardinge Inc $203,988

Projected Growth

(1-Year EBITDA)

Mestek - Formtek Segment NMF

Hardinge Inc NA

Voest Alpine AG 15.4%

Kennametal Inc 9.2%

Feintool Int’l Holding AG -15.9%

Relative Depreciation

(Depreciation to EBITDA)

Feintool Int’l Holding AG 41.5%

Voest Alpine AG 35.0%

Hardinge Inc 34.8%

Kennametal Inc 22.6%

Mestek - Formtek Segment NMF

Historical Growth

(1-Year Revenue)

Hardinge Inc 25.2%

Kennametal Inc 16.9%

Feintool Int’l Holding AG 7.7%

Voest Alpine AG 5.1%

Mestek - Formtek Segment 1.1%

Profitability

(EBIT to Revenue)

Voest Alpine AG 11.8%

Kennametal Inc 10.3%

Feintool Int’l Holding AG 5.6%

Hardinge Inc 5.4%

Mestek - Formtek Segment NA

Internal Investment

(Capital Expenditures to Revenue)

Voest Alpine AG 7.8%

Feintool Int’l Holding AG 4.7%

Kennametal Inc 3.5%

Hardinge Inc 1.9%

Mestek - Formtek Segment 1.3%

Projected Growth

(1-Year Revenue)

Voest Alpine AG 40.9%

Kennametal Inc 4.9%

Mestek - Formtek Segment 0.7%

Feintool Int’l Holding AG -19.8%

Hardinge Inc NA

Leverage

(Debt to EV)

Hardinge Inc 32.9%

Voest Alpine AG 28.0%

Feintool Int’l Holding AG 26.4%

Kennametal Inc 14.4%

Liquidity

(Current Ratio)

Hardinge Inc 2.6

Kennametal Inc 2.3

Feintool Int’l Holding AG 1.8

Voest Alpine AG 1.5

Houlihan Lokey Howard & Zukin Financial Advisors

Valuation Analysis - Formtek Segment

DISCOUNTED CASH FLOW – FORMTEK SEGMENT

Discounted Cash Flow – Formtek Segment

Discount Rate

(figures in thousands)

Projected Fiscal Year Ending December 31,

DCF Assumptions

2006 (1) 2007 2008 2009

EBIT $2,060 $4,995 $5,920 $6,471

Discount Rate 13.0%

Less: Taxes 824 1,998 2,368 2,589

Tax Rate 40.0%

Debt-Free Earnings $1,236 $2,997 $3,552 $3,883

Less: Capital Expenditures (2) (1,044) (1,726) (1,749) (1,520)

Less: Working Capital Requirements (3) (1,870) (1,657) (1,743) (1,774)

Add: Depreciation and Amortization (4) 1,318 1,483 1,526 1,573

Total Net Investment ($1,596) ($1,900) ($1,966) ($1,720)

Net Debt-Free Cash Flows: ($360) $1,097 $1,586 $2,163

Discount Period 0.38 1.25 2.25 3.25

Discount Factor @ 13.0% 0.96 0.86 0.76 0.67

Present Value of Net Debt-Free Cash Flows: ($344) $941 $1,205 $1,454

Terminal Value Assumptions

Terminal EBITDA (2009) $8,045

Terminal Multiple 5.0 x

Terminal Value $40,223

Discount Period 3.75

Discount Factor @ 13.0% 0.63

PV of Terminal Value $25,435

Sensitivity Analysis: Enterprise Value

Distribution of Value

Terminal Multiple

Period Cash Flow 11.3%

Terminal Cash Flow 88.7%

Total 100.0%

4.0 x 4.5 x 5.0 x 5.5 x 6.0 x

12.0% $24,370 $27,000 $29,629 $32,259 $34,889

12.5% $23,983 $26,569 $29,155 $31,741 $34,328

13.0% $23,604 $26,147 $28,691 $31,234 $33,778

13.5% $23,233 $25,734 $28,236 $30,738 $33,239

14.0% $22,869 $25,330 $27,790 $30,251 $32,712

Implied Analyses

LTM EBITDA Multiple NMF

NFY EBITDA Multiple 6.4x

Range of Selected Enterprise Values $25,700 --$31,700

Implied Gordon Growth Rate 7.2%

Footnote:

(1) Represents 9-month stub period.

(2) Overall Mestek Capex projections for years 2006 to 2009 were provided by Management. Allocation to HVAC and Formtek in years 2007 to 2009 was based on % of sales.

(3) Projected Change in working capital figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (-1.5%).

(4) Projected D&A figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (1.3%).

Valuation Overview

Valuation Analysis - HVAC Segment

Valuation Analysis - Formtek Segment

Reverse Split Considerations

Houlihan Lokey Howard & Zukin Financial Advisors

Reverse Split Considerations

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CFBK Central Federal Corp 11/26/04 1.4 14.5 1-500 29.5% 29.2% 27.8%

SSUG Sterling Sugars Inc 11/23/04 0.9 9.0 1-2,000 23.7% 26.4% 25.0%

FFED Fidelity Federal Bancorp 2/1/05 2.0 1.9 1-30,000 0.1% 1.0% 0.1%

BSTW Bestway Inc 11/5/04 0.1 13.0 1-100 8.8% 7.4% 16.5%

BKHB Blackhawk Bancorp 10/22/04 1.0 15.3 1-1000 27.9% 27.8% 26.2%

SPTM Spectrum Laboratories Inc /Ca 10/13/04 0.3 2.6 1-25,000 0.4% 0.4% 0.4%

WEFC Wells Financial Corp 9/28/04 0.2 31.5 1-100 9.6% 11.7% 14.8%

FBGC First Banking Center 8/20/04 21.7 60.0 1-2,000 17.6% 18.0% 20.5%

AVOA Avoca Inc 8/16/04 18.8 28.0 1-100 30.2% 27.4% 26.9%

CROE Crown Energy Corp 7/14/04 0.0 0.0 1-1000 0.0% 13.6% 9.9%

ASAA Asa International Ltd 4/16/04 8.2 4.3 1-600 12.3% 18.9% 17.5%

AMBF Ambassador Food Services Co 3/8/04 0.0 0.4 1-30 25.0% 0.6% (3.0%)

MPSI MPSI Systems Inc 3/3/04 0.9 0.3 1-100 20.0% (5.7%) (3.7%)

WXMN Waxman Industries Inc 1/29/04 8.1 7.6 1-100 26.1% 28.9% 31.3%

SFGD Safeguard Health Enterprises I 1/9/04 13.0 2.3 1-1,500 15.4% 17.1% 18.5%

Low 0.0% (8.6%) (7.8%)

High 42.9% 46.7% 47.3%

Median 17.5% 17.1% 16.8%

Mean 16.9% 14.8% 15.4%

Appendix

Appendix

Shareholder Ownership

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Houlihan Lokey Howard & Zukin Financial Advisors

Shareholder Ownership

SHAREHOLDER OWNERSHIP

IMPACT ON SHAREHOLDER OWNERSHIP

.. Based on publicly available information, the following is a list of the expected record holders of Common Stock after the Reverse Split.

Fractional

Current # of # of New Shares @

Holder Name Shares % of O/S Shares % of O/S 2000:1

1 REED JOHN E 5,037,198 57.7% 2,518 60.9% 1,198

2 REED STEWART B 869,554 10.0% 434 10.5% 1,554

3 Schwerin Boyle Capital Management, Inc. 565,422 6.5% 282 6.8% 1,422

4 Columbia Management Advisors, Inc. 370,507 4.2% 185 4.5% 507

5 Third Avenue Management LLC 360,100 4.1% 180 4.4% 100

6 Dimensional Fund Advisors, Inc. 242,670 2.8% 121 2.9% 670

7 Barclays Global Investors, N.A. 67,789 0.8% 33 0.8% 1,789

8 AXA Investment Management LLC 46,760 0.5% 23 0.6% 760

9 SHEA STEPHEN M 44,000 0.5% 22 0.5% 0

10 DEWEY R BRUCE 40,169 0.5% 20 0.5% 169

11 Paradigm Capital Management, Inc. 36,800 0.4% 18 0.4% 800

12 RAFFERTY WILLIAM S 34,160 0.4% 17 0.4% 160

13 Vanguard Group, Inc. 31,156 0.4% 15 0.4% 1,156

14 State Street Funds Management 27,789 0.3% 13 0.3% 1,789

15 Northern Trust Global Investments 22,054 0.3% 11 0.3% 54

16 Babson Capital Management LLC 21,300 0.2% 10 0.2% 1,300

17 Tamarack 21,300 0.2% 10 0.2% 1,300

18 California Public Employees Retirement System 20,000 0.2% 10 0.2% 0

19 TIAA-CREF Investment Management LLC 19,775 0.2% 9 0.2% 1,775

20 Mellon Bank Asset Mgmt. (Mellon Capital Mgmt.) 18,369 0.2% 9 0.2% 369

21 iShares 17,086 0.2% 8 0.2% 1,086

22 iShares Value 14,118 0.2% 7 0.2% 118

23 HUNTER DAVID W 13,330 0.2% 6 0.1% 1,330

24 KING GEORGE F 12,500 0.1% 6 0.1% 500

25 Laudis US Discovery 10,700 0.1% 5 0.1% 700

26 OppenheimerFunds, Inc. 9,600 0.1% 4 0.1% 1,600

27 HINDLE WINSTON R JR 9,000 0.1% 4 0.1% 1,000

28 Algert Coldiron Investors LLC 5,800 0.1% 2 0.0% 1,800

29 Northern Trust Global Advisors 5,700 0.1% 2 0.0% 1,700

30 BNY Investment Advisors 5,300 0.1% 2 0.0% 1,300

31 KELLY DAVID M 5,000 0.1% 2 0.0% 1,000

32 Spartan 3,426 0.0% 1 0.0% 1,426

33 State Teachers Retirement System of Ohio 3,200 0.0% 1 0.0% 1,200

34 COAD WILLIAM J 3,200 0.0% 1 0.0% 1,200

35 AIG Global Investment Group 2,155 0.0% 1 0.0% 155

36 UBS Securities LLC 2,074 0.0% 1 0.0% 74

37 Valic 2,045 0.0% 1 0.0% 45

38 Putnam Investment Management, Inc. 2,000 0.0% 1 0.0% 0

39 Unidentified Investors with >2000 Shares Per Holder 284,866 3.3% 142 3.4% 866

Investors with < 2000 Shares Per Holder (1) 424,153 4.9% 0 0.0% 424,153

TOTAL 8,732,125 100.0% 4,137 100.0% 458,125

Appendix

Shareholder Ownership

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - HVAC

AAON INC.

AAON, Inc. engineers, manufactures and markets commercial rooftop air-conditioning, heating and heat recovery equipment, chillers, air-

conditioning coils and air handling and condensing units. Its products serve the commercial and industrial new construction and replacement markets. Virtually all of the company’s sales have been to the domestic market, with foreign sales accounting for only 2% of sales in 2003.

The rooftop and condenser markets consist of units installed on commercial or industrial structures of generally less than 10 stories in height. Air handling units and coils are applicable to all sizes of commercial and industrial buildings. Coil sales are also made to air-

conditioning unit manufacturers.

The company has five groups of rooftop products: its RM and RN

Series offered in 21 cooling sizes ranging from two to 70 tons; its RL

Series, which is offered in 15 cooling sizes ranging from 40 to 230 tons; its HA Series, which is a horizontal discharge package for either rooftop or ground installation, offered in nine sizes ranging from four to 50 tons; and its HA/HB Series, which is offered in 11 sizes ranging from two to 50 tons.

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Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - HVAC

LENNOX INTERNATIONAL INC.

Lennox International Inc. (Lennox) designs, makes and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets. The company’s products and services are sold through multiple distribution channels under brand names including Lennox, Armstrong Air, Ducane, Bohn, Larkin, Advanced

Distributor Products, Service Experts, and others.

For the residential market, Lennox makes and markets a broad range of furnaces, air conditioners, heat pumps, packaged heating and cooling systems, replacement parts and related products for both the residential replacement and new construction markets in the United

States and Canada.

Lennox also makes hearth products including prefabricated gas, wood burning and electric fireplaces; free standing pellet and gas stoves; and

fireplace inserts, gas logs and accessories.

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Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - HVAC

AMERICAN STANDARD

American Standard Companies, Inc. manufactures air conditioning systems, fixtures and fittings for bathrooms and kitchens, and vehicle control systems. The company provides commercial and residential heating, ventilation, and air conditioning (HVAC) equipment, systems,

and controls, as well as related services for commercial, institutional, and residential buildings. The HVAC products include chillers and air handlers, light and large commercial unitary equipment, heat pumps,

residential condensing units and furnaces, and fan coils. It sells these products primarily through company-owned and independent agents and distributors principally in North America and Europe. Its bathrooms and kitchens products include sinks, toilets, faucets, tubs, showers,

bathroom furniture, and accessories, which are sold through retail and wholesale sales channels for residential and commercial markets. These products are offered in Europe, the United States, Central America, and

Asia.

The company also provides pneumatic braking control systems, and related electronic braking controls and conventional components for heavy and medium-sized trucks, trailers, and buses. It provides these products through original equipment manufacturers, an independent aftermarket distribution network, or directly for the worldwide commercial vehicle industry.

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Comparable Company Descriptions - HVAC

UNITED TECHNOLOGIES

United Technologies Corp. provides high technology products and services to the building systems and aerospace industries worldwide.

The company conducts its business through six segments: Otis, Carrier,

Chubb, Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Otis

designs, manufactures, sells and installs a range of passenger and freight elevators for low-, medium- and high-speed applications, as well as a broad line of escalators and moving walkways.

Carrier manufactures and distributes heating, ventilating and air-

conditioning (HVAC) systems, refrigeration and food service equipment,

and related controls for residential, commercial, industrial and transportation applications.

Chubb plc provides security and fire protection products and services globally. In the electronic security industry, Chubb provides system integration, installation and service of intruder alarms, access control systems and video surveillance systems. Pratt & Whitney supplies commercial, general aviation and military aircraft engines. Pratt &

Whitney provides spare parts and aftermarket and fleet management services. Hamilton Sundstrand aerospace products and aftermarket services include power generation, management and distribution systems; flight, engine and environmental control systems; auxiliary power units and propeller systems; and industrial products, including air compressors, fluid handling equipment and gear drives. Sikorsky manufactures military and commercial helicopters and is the primary supplier of utility helicopters to the U.S. Army and Navy.

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02,000

4,0006,000

8,000

10,00012,000

14,00016,000

18,000

20,000

Closing Price Volume (000’s)

Volume Closing Price

Appendix

Shareholder Ownership

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - Formtek

HARDINGE INC.

Hardinge Inc. manufactures high-precision computer controlled metal-

cutting and grinding machines and related accessories. The company is geographically diversified with manufacturing facilities in the U.S.,

Switzerland, Taiwan, and China and with sales to most industrialized countries. Over 56% of its 2003 sales were to customers outside North

America.

The company has been manufacturing industrial-use Super-Precision and general precision turning machine tools since 1890. Turning machines, or lathes, are power-driven machines used to remove material from a rough-formed part by moving multiple cutting tools against the surface of a part rotating at very high speeds in a spindle mechanism.

The multidirectional movement of the cutting tools allows the part to be shaped to the desired dimensions. On parts produced by Hardinge machines, those dimensions are often measured in millionths of inches.

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Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - Formtek

KENNAMETAL INC.

Kennametal Inc. manufactures, markets and distributes a range of cutting tools, tooling systems, supplies and technical services, as well as wear-resistant parts. End users include metalworking manufacturers and suppliers in the aerospace, automotive, machine tool and farm machinery industries, as well as manufacturers and suppliers in the highway construction, coal mining, quarrying and oil and gas exploration industries.

The company operates four business units: Metalworking Solutions &

Services Group (MSSG), Advanced Materials Solutions Group

(AMSG), J&L Industrial Supply (J&L) and Full Service Supply (FSS).

In the MSSG segment, the company provides consumable metal

cutting tools and tooling systems to manufacturing companies in a range of industries worldwide. Metal cutting operations include turning, boring, threading, grooving, milling and drilling.

In the AMSG segment, the principal business is the production and sale of cemented tungsten carbide products used in mining, highway construction, engineered applications requiring wear and corrosion resistance, including circuit board drills, compacts and similar applications.

In the J&L segment, the company provides metalworking consumables and related products to small- and medium-sized manufacturers in the

U.S. and the U.K.

The FSS segment provides metalworking consumables and related products.

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Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - Formtek

FEINTOOL INTERNATIONAL

Feintool International Holding AG operates as a technology and systems provider worldwide. It operates in four divisions:

Fineblanking/Forming Technology, Automation, System Parts, and

Plastic/Metal Components. The Fineblanking/Forming Technology

division supplies presses, tools, and peripheral systems that are used in applications for sheet metal components. The Automation division offers engineering services; and a range of automation systems and components, and fastening systems. It provides these products to automotive, telecommunications, electrical/electronics, domestic appliance/leisure goods, and optical and medical equipment industries.

The System Parts division produces precision system components and modules for system manufacturers for electronics, machine building,

and automotive industry. The Plastic/Metal Components division manufactures and supplies precision metal and plastic components for automotive, electric tools, electrical apparatus, and instruments, and telecommunications markets.

53

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Houlihan Lokey Howard & Zukin Financial Advisors

Comparable Company Descriptions - Formtek

VOESTALPINE AG

VoestAlpine AG operates through the steel, railway systems, profilform,

and motion divisions. The Steel division’s products include

COLOFER®, ALFORM®, LASER-ALFORM®, Electro-galvanized steel

strip, and Hot-dip galvanized steel strip. Customers for its steel division include the companies operating in the automotive, steel and machine construction, building supply, household appliance, and oil and energy industries. The company through the railway systems division provides development and planning of railway tracks through rails,

switches/turnout systems, and railway infrastructure. It also provides supply chain management and general contractor services to the railways. The company’s profilform division engages in construction,

building supply, and the commercial vehicle industry. This division’s sales focus on customer-specific solutions, both by providing tailor-

made cross-sections and customized pre-processing. The motion division engages in the manufacture of automotive body-in-white components, as well as in tool making.

54

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